EXHIBIT 10.3

SOFTWARE DEVELOPMENT AGREEMENT no. 10-02-2026

This Software Development Agreement (this “Agreement”) is entered into as of February 10, 2026 (the “Effective Date”), by and between:

Client: Yovela Trade Limited a company with its principal place of business at Room A, 8/F, Kwok Cheung Building, 635-637 Shanghai Street, Mong Kok, Hong Kong (“Client”), and

Contractor: Unity Forge Inc a company with its principal place of business at 30 N Gould St Ste R, Sheridan, WY 82801, USA. (“Contractor”).

Client and Contractor may be referred to individually as a “Party” and collectively as the “Parties.”

1. Definitions

1.1 “Services” means the development services described in Section 2.

1.2 “Deliverables” means the materials described in Section 3.

1.3 “AWS” means Amazon Web Services.

1.4 “Terraform” means the infrastructure configuration language and tooling commonly known as Terraform.

1.5 “Confidential Information” has the meaning set forth in Section 8.1.

2. Scope of Services

2.1 Contractor shall design and develop Terraform infrastructure modules for AWS (the “Services”).

2.2 Exclusions (Out of Scope). The Services and Deliverables are limited strictly to the items expressly described in this Agreement. Without limitation, Contractor shall have no obligation to provide: (a) any user interface or user-facing application; (b) any executable or runnable software program; (c) hosting, deployment, operation, monitoring, maintenance, support, or updates; or (d) documentation, user guides, examples, or test suites.

2.3 No Implied Obligations. No services, deliverables, or obligations are included unless expressly stated in this Agreement.

3. Deliverables

3.1 Contractor shall deliver to Client the Deliverables consisting solely of Terraform module source code and configuration files for AWS, provided in ZIP format. No tests, examples, documentation, user guides, or other materials are included unless expressly agreed in writing.

4. Delivery Format and Method

4.1 Contractor shall deliver the Deliverables as a ZIP archive (or multiple ZIP archives if reasonably necessary), transmitted electronically to the email address or file transfer location designated by Client.

4.2 Delivery is complete when Contractor sends the ZIP archive(s) to Client in accordance with Section 4.1.

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5. Term and Schedule

5.1 The term of this Agreement begins on the Effective Date and continues until completion and acceptance of the Deliverables, unless terminated earlier in accordance with Section 12.

5.2 Contractor shall deliver the Deliverables within six (6) weeks from the Effective Date.

5.3 No milestones or interim deliverables are required.

6. Acceptance

6.1 Review Period. Client shall have ten (10) business days from delivery to review the Deliverables (the “Review Period”).

6.2 Acceptance. The Deliverables shall be deemed accepted only upon written acceptance by Client (including acceptance by email) (the “Acceptance”).

6.3 Notice of Nonconformity. If Client determines that the Deliverables materially fail to conform to Sections 2 and 3, Client shall provide written notice describing the material nonconformities within the Review Period.

6.4 Cure and Resubmission. Contractor shall use commercially reasonable efforts to correct the reported nonconformities and resubmit the Deliverables. Client shall then have five (5) business days to review the resubmitted Deliverables.

6.5 Deemed Acceptance. If Client does not provide written Acceptance or a notice of material nonconformity within the applicable review period, the Deliverables will be deemed accepted as of the end of such period.

7. Fees and Payment

7.1 Fixed Fee. Client shall pay Contractor a fixed fee of USD $14,675 (the “Fee”).

7.2 Advance Payment. The Fee shall be paid 100% in advance within 14 business days after the Effective Date.

7.3 Invoices. Contractor is not required to issue an invoice. Client may prepare any internal payment documentation required for its records.

7.4 Expenses. Unless expressly approved in writing by Client, Contractor shall bear all of its own costs and expenses.

8. Confidentiality (NDA)

8.1 Confidential Information. “Confidential Information” means any non-public business, technical, financial, or other information disclosed by one Party to the other, in any form, that is designated confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure.

8.2 Obligations. The receiving Party shall: (a) use Confidential Information solely to perform under this Agreement;

(b) protect it using at least reasonable care; and (c) not disclose it to any third party except to its employees and permitted subcontractors who have a need to know and are bound by confidentiality obligations at least as protective as this Agreement.

8.3 Exclusions. Confidential Information does not include information that the receiving Party can demonstrate: (a) is or becomes publicly available through no fault of the receiving Party; (b) was lawfully known before disclosure; (c) is independently developed without use of the Confidential Information; or (d) is lawfully received from a third party without breach of confidentiality.

8.4 Required Disclosure. If disclosure is required by law, the receiving Party shall (to the extent permitted) provide prompt notice and cooperate with reasonable efforts to limit disclosure.

8.5 Survival. These confidentiality obligations survive for five (5) years after termination or expiration. Trade secrets (if any) remain protected as long as they qualify as trade secrets under applicable law.

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9. Intellectual Property; Ownership

9.1 Client Ownership. As between the Parties, Client shall exclusively own all right, title, and interest in and to the Deliverables, including all intellectual property rights therein, upon full payment of the Fee and delivery.

9.2 Automatic Vesting / Transfer. To the maximum extent permitted by law, ownership in the Deliverables shall vest in Client upon creation and, in any event, no later than delivery and full payment. Contractor irrevocably agrees that Client is the sole owner of the Deliverables and that Contractor retains no rights to use them.

9.3 Further Assurances. Contractor shall, upon Client’s reasonable request, execute and deliver any documents and take any actions reasonably necessary to confirm or perfect Client’s ownership of the Deliverables.

9.4 No Contractor Use. Contractor shall not use, publish, disclose, distribute, or display the Deliverables for any purpose (including marketing/portfolio) without Client’s prior written consent.

9.5 Third-Party Materials Restriction. Contractor shall not include any third-party code, libraries, dependencies, or materials in the Deliverables that would impose any obligations on Client (including obligations to disclose source code, provide attribution, distribute modifications, or grant rights to third parties), unless Client provides prior written approval identifying such materials.

9.6 Client Modifications. Client may modify, adapt, sublicense, and further develop the Deliverables, directly or through third parties, without restriction.

10. Representations and Warranties

10.1 Each Party represents that it has the authority to enter into this Agreement.

10.2 Contractor represents and warrants that:

(a) the Deliverables will be original to Contractor, except for any Client-approved third-party materials under Section 9.5;

(b) Contractor will not knowingly include malicious code, backdoors, or intentionally harmful mechanisms in the Deliverables; and

(c) to Contractor’s knowledge, the Deliverables (as delivered) do not infringe any third-party intellectual property rights.

11. Disclaimers

11.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DELIVERABLES ARE PROVIDED “AS IS” AND CONTRACTOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. CONTRACTOR MAKES NO WARRANTY THAT THE DELIVERABLES WILL BE COMPATIBLE WITH ANY SPECIFIC VERSION OR FUTURE CHANGES OF AWS, TERRAFORM, OR ANY THIRD-PARTY PLATFORM OR SERVICE.

12. Termination

12.1 Termination for Cause. Either Party may terminate this Agreement upon written notice if the other Party materially breaches this Agreement and fails to cure the breach within ten (10) business days after receiving written notice.

12.2 Effect of Termination. Upon termination:

(a) each Party shall promptly return or destroy the other Party’s Confidential Information upon request;

(b) if termination is due to Contractor’s uncured material breach, Contractor shall refund the Fee pro-rated for the portion of Services not performed, as reasonably determined based on work completed and accepted to date;

(c) if termination is due to Client’s uncured material breach, Contractor may retain amounts paid to the extent attributable to work performed up to termination.

12.3 Sections that by their nature should survive will survive, including Sections 8, 9, 11, 13, and 15.

13. Limitation of Liability

13.1 Cap. To the maximum extent permitted by law, Contractor’s total aggregate liability arising out of or relating to this Agreement shall not exceed the Fee actually paid by Client under this Agreement.

13.2 Excluded Damages. In no event shall Contractor be liable for any indirect, incidental, special, consequential, exemplary damages, or lost profits, lost revenue, or loss of business, even if advised of the possibility of such damages.

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14. Independent Contractor

Contractor is an independent contractor. Nothing in this Agreement creates a partnership, joint venture, employment, agency, or fiduciary relationship. Contractor has no authority to bind Client.

15. Governing Law; Venue

This Agreement shall be governed by the laws of the State of Wyoming, without regard to conflict of laws principles. Any dispute shall be brought exclusively in the state or federal courts located in Wyoming, and each Party consents to such jurisdiction and venue.

16. Miscellaneous

16.1 Assignment/Subcontracting. Contractor may not assign this Agreement or subcontract performance without Client’s prior written consent. Client may assign this Agreement to an affiliate or successor in connection with a merger, acquisition, or sale of substantially all assets.

16.2 Force Majeure. Neither Party is liable for delays caused by events beyond reasonable control, provided the affected Party promptly notifies the other and uses reasonable efforts to resume performance.

16.3 Severability. If any provision is held unenforceable, the remainder remains in effect.

16.4 Waiver. No waiver is effective unless in writing.

16.5 Entire Agreement; Amendments. This Agreement is the entire agreement and may be amended only by a writing signed by both Parties.

16.6 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signatures, each of which is deemed an original.

Signatures

Client: Yovela Trade Limited		Contractor: Unity Forge Inc

By:	/s/ Kholiyar Buranov	By:	/s/ Nikola Rovcanin
	͏Name: Kholiyar Buranov Title: General Manager Date: February 10, 2026		͏Name: Nikola Rovcanin Title: President Date: February 10, 2026

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